PROSPECTUS

CLEAR SYSTEM RECYCLING, INC.

2,280,000 Shares of Common Stock

$0.05 per share

Date of Prospectus: July 12, 2011

Prior to this Offering, no public market has existed for the common stock of Clear System Recycling, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board (“OTCBB”), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the Bulletin Board.  To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering (the “Offering”).  We are registering a total of 2,280,000 shares (the “Shares”) of our common stock.  Of the shares being registered, 280,000 are being registered for sale by the selling shareholders, and 2,000,000 are being registered for sale by the Company.  Of the shares offered by the Company, there is no minimum number of shares required to be purchased by each investor.  The Offering is being made on a self-underwritten, “best efforts” basis.  The shares will be sold on our behalf by our directors, Brian Pollard and Cheryl Nesler.  They will not receive any commissions or proceeds from the Offering for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.05 for the duration of the Offering.

The selling shareholders will sell their shares at a price per share of $0.05 until our shares are quoted on the OTCBB and thereafter at prevailing market prices or in privately negotiated transactions.  We will not receive any proceeds from the sale of the 280,000 shares sold by the selling shareholders.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.

The shares being offered by the Company will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.

Clear System Recycling, Inc. is a development stage company and currently has no active business operations.  Any investment in the Shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for Clear System which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 5, INCLUDING INFORMATION REGARDING PENNY STOCK RULES, TO WHICH OUR STOCK WILL BE SUBJECT.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed.  We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

TABLE OF CONTENTS

                                                                         Page  No.

Summary Of Prospectus

3

General Information About Our Company

3

The Offering

4

Offering

4

Risks Associated With Clear System Recycling, Inc.:

5

Risks Associated With This Offering

8

Use Of Proceeds

11

Determination Of Offering Price

13

Dilution

14

Selling Security Holders

14

Plan Of Distribution

15

Description Of Securities To Be Registered

19

Interest Of Named Experts And Counsel

20

Information With Respect To The Registrant

20

Description Of Business

20

Description Of Property

24

Legal Proceedings

25

Market Price Of And Dividends On The Registrant’s For Common Equity And Related Stockholder Matters  25

Financial Statements And Selected Financial Data

26

Managements Discussion And Analysis Of Financial Condition And Results Of Operations

27

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

35

Directors, Executive Officers, Promoters And Control Persons

36

Executive Compensation

38

Security Ownership Of Certain Beneficial Owners And Management

39

Certain Relationships And Related Transactions

40

Material Changes

40

Incorporation Of Certain Information By Reference

40

Disclosure Of Commission Position On Indemnification For Securities Act Liabilities

40

Financial Statements

41

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", “Clear System” and “Company” are to Clear System Recycling, Inc.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Clear System Recycling, Inc. was incorporated in the State of Nevada on January 24, 2011.  The Company is formed to operate as a hospital-based business offering waste divergence programs and strategies to help hospitals better recycle.  The Company will play an educational role bringing hospital administrators, staff, and recycling professionals together to formulate workable conservation solutions.  Professional fees and retainers will be charged for our services, and incentives attached to performance.  We are a development stage company and have not yet commenced business operations or generated any revenues.  We have been issued a "substantial doubt" going concern opinion from our auditors and our only assets are our cash and prepaid legal fees, at March 31, 2011, consisting of approximately $12,944 and $2,233, respectively, in cash generated from the issuance of shares of Company common stock to our founders and initial investors.

Clear System’s principal place of business and corporate offices are located at 4915 Portalis Way, Anacortes, WA, 98221.  Our telephone number is (360) 982-2444 and our registered agent for service of process is Corporate Direct, 2258 Meridian Boulevard, Minden, Nevada, 89423.  Our fiscal year end is March 31.

We received our initial funding of $10,000 through the sale of common stock to our officers and directors.  Brian Pollard purchased 1,000,000 shares of our common stock at $0.005 per share on

January 27, 2011 for $5,000.  Cheryl Nesler also purchased 1,000,000 shares of our common stock at $0.005 on January 27, 2011 for $5,000.  During March 28 – April 20, 2011, we sold 280,000 common shares at a per share price of $0.05 to11 non-affiliated private investors, for $14,000.  From inception until the date of this filing we have had limited operating activities.  Our financial statements from inception (January 24, 2011) through the period ended March 31, 2011, report no revenues and a net loss of $3,823.  Our independent auditors have issued an audit opinion for Clear System which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This is our initial public offering.  We are registering a total of 2,280,000 shares of our common stock.  Of the shares being registered, 280,000 are being registered for sale by the selling shareholders, and 2,000,000 are being registered for sale by the Company.  None of our officers and directors is selling any of the shares being offered for sale by selling shareholders.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.05 for the duration of the Offering.  The selling shareholders will sell their shares at a price per share of $0.05 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.  We cannot guarantee that our shares will ever be quoted on the OTCBB, or if quoted, that a market will develop.  Additionally, our stock will be subject to ‘penny stock’ rules, as described more fully in the Risk Factors section, below.

We will not receive any proceeds from the sale of any of the 280,000 shares by the selling shareholders.  We will be selling all of the 2,000,000 shares of common stock we are offering as a self-underwritten offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.  This Offering will terminate on the earlier of the sale of all of the shares offered or 270 days after the date of the Prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities.  As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Offering

Securities being Offered

2,280,000 shares of common stock: 2,000,000 shares which we are offering, and 280,000 shares which are being offered by the selling shareholders.  This offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days

Price per share

The selling shareholders will sell their shares at a fixed price per share of $0.05 until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.  All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.05 for the duration of the offering.

Securities Issued and

2,280,000 shares of common stock are issued and outstanding

Outstanding

before the Offering and 4,280,000 shares will be outstanding after the Offering, assuming all shares are sold.  However, if only 50% or 25% of the shares being offered are sold, there will be 3,280,000 or 2,780,000 shares outstanding, respectively.

Registration costs

We estimate our total offering registration costs to be $13,000.  If we experience a shortage of funds prior to funding, our directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our executive officers and directors will own 46.7% of our common stock.  However, if only 50% or 25% of the Shares in this Offering are sold, our executive officers and directors will own 61.0% or 71.9%, respectively.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company.  Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the Shares.

RISKS ASSOCIATED WITH CLEAR SYSTEM RECYCLING, INC.:

Our independent auditors have issued an audit opinion for Clear System Recycling, Inc. which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 5 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on January 24, 2011, and we have not started our proposed business operations or realized any revenues.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to March 31, 2011, was $3,823, of which approximately $3,092 is for professional fees in connection with this Offering.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•

Completion of this Offering,

•

Our ability to attract customers who will buy our services,

•

Our ability to generate revenue through the sale of our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future.  In the event the Company is unable to generate revenues it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We have no clients or customers and we cannot guarantee we will ever have any.  Even if we obtain clients or customers, there is no assurance that we will make a profit.

We have no clients or customers.  We have not identified any clients or customers and we cannot guarantee we ever will have any.  Even if we obtain clients or customers for our services, there is no guarantee that we will develop products and/or services that our clients/customers will want to purchase.  If we are unable to attract enough customers/clients to purchase our services (and any products we may develop or sell) it will have a negative effect on our ability to generate sufficient revenue from which we can operate or expand our business. The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought.  As a result we do not have an alternate source of funds should we fail to complete this Offering.  If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;

2.   continue to seek alternative and acceptable sources of capital; or

3.   bring in additional capital that may result in a change of control.

In the event of any of the above circumstances you could lose a substantial part or all of your investment.  In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

We possess minimal capital.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our hospital outreach market and our general advertising and promotion.  Our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business.  Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of their investment in the Company.

Because Dr. Brian Pollard and Dr. Cheryl Nesler (our officers and directors) have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities and will only be devoting between 20-50% of their time, or 8-20 hours per week to our operations, our operations may be sporadic and occur at times which are convenient to Dr. Pollard and Dr. Nesler.  Dr. Pollard will devote up to 20%, or 8 hours per week and Dr. Nesler will devote up to 50%, or 20 hours per week.  In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers and directors.

We currently are managed by 2 officers and 2 directors and we are entirely dependent upon them in order to conduct our operations.  If they should resign or die, there will be no one to run Clear System Recycling, Inc., and the company has no Key Man insurance.  If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our business mode requires the use of outside personnel, who may not be available when needed.

The Company will utilize a virtual workplace (employees and independent contractors will primarily work from their residences eliminating their need for permanent offices) and will retain only a minimum number of full time employees and instead hire a core group of independent contractors on an as needed basis.  If we are unable to hire the required talent and/or are unable to get our technology functional, it may have a negative effect on our ability to implement our business plan.  In such an event, we may be required to change our business plan or curtail or delay implementation of some, or all, of our business plan.

Risks Associated With This Offering

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this Offering in the public markets.

Market For Penny Stocks Has Suffered In Recent Years From Patterns Of Fraud And Abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•

Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this Offering will be sold without an underwriter and we may be unable to sell any shares.

This Offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions.  They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares.  Unless they are successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing officers and directors acquired their shares for $0.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this Offering.  Upon completion of this Offering, the net tangible book value of the shares held by our existing stockholders (2,280,000 shares) will be increased by approximately $0.019 per share without any additional investment on their part.  The purchasers of shares offered by the Company under this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the Offering price of $0.05 per share) of approximately $0.022 per share.  As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this Offering would be approximately $0.028 per share, reflecting an immediate reduction in the price they paid for their shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Clear System and anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

We will incur ongoing costs and expenses for SEC reporting and compliance; without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $13,000 cost of this Registration Statement to be paid from our cash on hand.  Going forward, the Company will have ongoing SEC compliance and reporting obligations.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our officers and directors own 87.7% of the outstanding shares of our common stock.  After the completion of this Offering, they will beneficially own 46.7% of the outstanding shares.  If they choose to sell their shares in the future, it might have an adverse effect on the price of our stock.

Due to the controlling amount of their share ownership in our Company, if our officers and directors decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock.  Unless registered in the future, if our officers and directors decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act.  Rule 144 restricts the ability of a director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

Our directors will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  Their interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the funds raised under this Offering will be used to pay Offering expenses.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that 100% of the Offering is sold ($100,000), the gross aggregate proceeds will be allocated as follows:

Expenditure Item**
Hospital Outreach Marketing	25,000
Web Development	15,000
General Advertising & Promotion	10, 000
Recycling Talent Recruitment	25,000
Professional Fees	15,000
Office and Miscellaneous Expenses	10,000
Total	$100,000

There is no minimum amount we are required to raise in this Offering and any funds received will be immediately available to us.

The Company will receive no proceeds from the sale of shares being Offered by Selling Shareholders.

**The above expenditures are defined as follows:

Hospital Outreach Marketing: This item refers to a specific one-on-one marketing program that will target hospital administrators and introduce them to Clear System Recycling programs.

Website Development: This item refers to the fees that will be paid to the software developer to develop the website and all the functionality necessary to market our services.

General Advertising and Promotion: This item refers to the cost of advertising our services to the general medical community using trade magazines, and creating online ads targeted to mid and large size hospitals that wish to improve their recycling practices.

Talent Recruitment: This item refers to the projected recruitment cost to attract likeminded recycling professionals (green collar) that will join our team and help us implement our hospital conservation programs.  These individuals would be external contractors and not employees of the company.

Professional Fees:  This item refers to all legal services and accounting fees that will be incurred by the company.  This does not include any Offering expenses.

Office and Miscellaneous Expenses:  These are the costs of operating our offices including telephone services, mail, stationary, accounting, acquisition of office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

There is no assurance that we will be able to raise the entire $100,000 with this Offering.  The following chart details how we will use the proceeds if we raise only 50% of this Offering:

Expenditure Item	50%
Hospital Outreach Marketing	15,000
Web Development	10,000
General Advertising & Promotion	1,750
Talent Recruitment	5,750
Professional Fees	15,000
Office and Miscellaneous Expenses	2,500
Total	$50,000

If only 50% of this Offering is sold, Clear System Recycling (CSR) estimates that this would provide sufficient capital to commence with operation and development of the business plan, but would only be able to spend $16,750 on its total advertising and marketing.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50%, we will have difficulty in implementing our business plan.  Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business.  If less than 50% is raised, we would not be able to recruit the talent we need and we would probably be unable to fully develop our web presence as needed.  For example, if we raised only 25% we would estimate allocating funds as follows:

Expenditure Item	25%
Hospital Outreach Marketing	3,000
Web Development	4,500
Advertising & Promotion	-
Talent Recruitment	-
Professional Fees	15,000
Office and Miscellaneous Expenses	2,500
Total	$25,000

If 25% of the Offering is raised, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to be paid to maintain reporting status during the next 12 months.  We will also pay office and miscellaneous expenses, and then any leftover funds will be applied to computers, servers and then to web development costs.  Based on raising only 25% or $25,000, we will only be able to allocate $3,000 to advertising and nothing for talent recruitment.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

If we do not raise sufficient funds to cover professional fees for the first 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB listing.

No proceeds from this Offering will be paid to the officers or directors in the form of commissions, salary or other compensation or will be used for the filing of this Prospectus.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this Offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the Offering
*	the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the Shares being offered.  Dilution of the value of the Shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of April 30, 2011, the net tangible book value of our shares of common stock was approximately $20,177 or approximately $0.009 per share based upon 2,280,000 shares outstanding.

Following is a table detailing dilution to investors if 100%, 50%, or 25% of the Offering is sold:

	100% (2,000,000 Shares)	50% (1,000,000 Shares)	25% (500,000 Shares)
Net Tangible Book Value Per Share Prior to Stock Sale	0.009	0.009	0.009
Net Tangible Book Value Per Share After Stock Sale	0.028	0.021	0.016
Increase in net book value per share due to stock sale	0.019	0.012	0.007
Dilution (subscription price of $0.05 less NBV per share) to purchasing shareholders	(0.022)	(0.029)	(0.034)

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are Offering 280,000 shares of the common stock offered through this Prospectus.  The shares were sold in March and April, 2011, under an offering exempt from registration under the Securities Act of 1933 as provided in Rule 504 under Regulation D and Regulation S as promulgated by the SEC.  This Offering met the requirements of Rule 504 in that (a) the total of funds raised in the five offerings does not exceed $1,000,000, and (b) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The following table provides as of April 30, 2011, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

The number of shares owned by each prior to this Offering;

2.

The total number of shares that are to be offered for each;

3.

The total number of shares that will be owned by each upon completion of the Offering;

4.

The percentage owned by each; and

5.

The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported.  In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this Prospectus and do not purchase additional shares of common stock.  The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 2,280,000 shares outstanding as of the date of this Prospectus.

	Shares	Total of	Total	Percent
Name of	Owned Prior	Shares	Shares	Owned
Selling	To This	Offered	After	After
Shareholder	Offering	For Sale	Offering	Offering

Berndt, Ryan	10,000	10,000	0	0
Bone, Fadra	10,000	10,000	0	0
Carpenter, Rebecca	20,000	20,000	0	0
Hickingbottom, Ronnie	10,000	10,000	0	0
Jackson, Cheryl	10,000	10,000	0	0
Jackson, Julianne	10,000	10,000	0	0
LaCour, Rose	20,000	20,000	0	0
Powell, Morgan	60,000	60,000	0	0
Steiner, Barbara	20,000	20,000	0	0
Vergo, Cynthia	10,000	10,000	0	0
Wilson, Tony	100,000	100,000	0	0

To our knowledge, none of the selling shareholders:

1.

Has had a material relationship with Clear System or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or

2.

Are broker-dealers or affiliates of broker dealers; or

3.

Has ever been an officer or director of Clear System.

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten (“best-efforts”) Offering.  This Prospectus is part of a prospectus that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Brian Pollard and Cheryl Nesler, our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.

Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.

Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.

Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this Offering.

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

1.

on such public markets or exchanges as the common stock may from time to time be trading;

2.

in privately negotiated transactions; or

3.

in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.05.  The price of $0.05 per share is a fixed price until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.  Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held more than six months.  See our discussion under heading “rule 144” below for more information.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  Clear System will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this Prospectus.  We anticipate once the shares are quoted on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created.  Selling shareholders will offer their shares at a fixed price of $0.05 per share until the common stock is quoted on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions.  Selling shareholders may also sell in private transactions.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  The selling shareholders will, and any broker-dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company’s common shares are quoted for trading on the OTC Electronic Bulletin Board, the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock”.  For the purposes relevant to Clear System, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.05 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this Prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the Offering is completed or otherwise terminated by us (the "Expiration Date").

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 280,000 shares offered by the selling shareholders.  We will be selling all of the 2,000,000 shares of common stock we are offering as a self-underwritten offering.  There is no minimum amount we are required to raise in this Offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to “Clear System Recycling, Inc.”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 15,000,000 shares of preferred stock, par value $0.001.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable.  Reference is made to the Company’s Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

While our Certificate of Incorporation authorizes the issuance of 15,000,000 shares of preferred stock, $0.001 par value per share, no preferred shares have been issued nor are contemplated to be issued in the near future.  The Board of Directors is authorized to divide the authorized shares of Preferred Stock into one or more series, and to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred Stock.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this Offering is completed (assuming the entire 2,000,000 shares are sold), the present stockholders will own 53.3% of our outstanding shares and the purchasers in this Offering will own 46.7%.  If 50% or 25% (1,000,000 or 500,000) shares are sold, the present stockholders will own 69.5% or 82.0% of our outstanding shares, respectively and the purchasers in this Offering will own 30.5% or 18.0%, respectively.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries.  Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, manager or principal underwriter, voting trustee, director, officer, or employee.

Our audited statements for the period from inception (January 24, 2011) through March 31, 2011, are included in this Prospectus.  Saddler, Gibb & Associates, CPA, of Farmington, Utah, has audited our March 31, 2011, statements.  We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Parsons/Burnett/Bjordahl/Hume, LLP, 1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004 has passed upon the validity of the Shares being offered and certain other legal matters and is representing us in connection with this Offering.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

Clear System Recycling, Inc. was incorporated in the State of Nevada on January 24, 2011, and our fiscal year end is March 31.  The Company's administrative offices are located at 4915 Portalis Way, Anacortes, WA, 98221.  The telephone number is 360-982-2444.

Clear System Recycling, Inc. has no revenues or active business operations, and has only limited cash on hand.  We have sustained losses since inception and have relied solely upon the sale of our securities and loans from our corporate officers and directors for funding.

Clear System, has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  Clear System, its directors, officers, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

Clear System Recycling, Inc. is a specialized recycling systems company that exclusively targets and helps hospitals implement waste reduction programs.  Even with local, regional, and international pressures to reduce waste at individual and corporate levels, it is management's belief, from personal experience, that relatively few recycling initiatives have been introduced by the hospital community.  In management’s experience, the single-use (non-biohazard) waste generated from hospital operating rooms, general care facilities, and cafeterias generally goes completely un-recycled; with US hospitals producing almost four billion pounds of trash per year, making them the second largest waste producers next to the food industry1.  Clear System Recycling (CSR) intends to become an organization that better educates and connects hospital administrators, department heads, and staff with programs that can dramatically improve their levels of waste divergence.  The key is education and awareness, as well as providing tangible solutions that can be easily implemented upon the retention of CSR services.  CSR’s goal is to become a hospital’s recycling touchstone, sharing greater recycling knowledge, as well as providing a direct liaison to progressive recycling outlets and waste recovery specialists.

CSR will generate revenues as hospital paid retainers, and with incentive bonus arrangements.    Retainers will be attached to performance (measured waste reduction), and CSR will use the extensive hospital connections of both its CEO and Secretary to immediately reach hospital administrators and generate contracts (revenues).

Beyond the implementation of programs that improve hospital waste divergence, CSR will also undertake educational initiatives that will promote energy audits and conservation.  A client hospital’s current energy footprint will be established and evaluated.  Recommendations on purchasing ‘green’ equipment, as well as timetables to turn off existing medical machines (while not in use) will be advanced as part of our energy audit strategy.  The strategy is to educate and motivate hospital staff to become more aware of their recycling and energy use habits, and discover ways in which they can implement change (reduce, reuse, recycle).  Specific goals will be established for each client hospital, and regular reviews will be conducted in cooperation with CSR staff.  The ultimate goal of our program is to make our professional fees self-sustaining, in that the money hospitals will save in conservation will more than compensate for the cost of retaining our services.  CSR’s goal is for our program to become financially self-sustaining and even profitable for each of our hospital partners.

A main method CSR will provide its services, in addition to on-site workshops and educational seminars will be through our recycling interactive website (RIW).  We will develop a web platform that will provide individual hospitals with secure access to our educational modules, energy audit forms and on-line recycling support services.  At the onset of each relationship, current hospital recycling statistics will be determined and the data recorded into our RIW system; this data will be tracked and regularly updated as our programs are implemented.  Results will be interactive and regularly shared with hospital administrators.  We will also develop fun and interactive contests that will be used between hospitals, whereby each can compete against the other and measure their own level of recycling success.  We have concluded that a minimum capital investment of $50,000 or the sale of 50% of this Offering is required in

1 Academic Medicine, Vol. 85, No. 3\March 2010 pg. 398

order to assemble the talent, develop the infrastructure, and bring the Company to fruition.  However, in order to effectively develop our business plan, we feel that at least $100,000 or 100% of this Offering is required.

Clear System anticipates that it will take six months following commencement, in order to complete this Offering, at which time we will begin assembling the talent, acquire the hardware, and develop our website, place advertising, and source customers.  We anticipate that website development will take approximately three months and sourcing customers will begin upon completion of the website.  As such, we expect to generate revenues in the last two months of the first year following commencement of the Offering.

Distribution Methods

We will offer our services one on one to prospective clients, and also support our sales initiatives with our RIW website:  www.clearsystemrecycling.com

Status of Publicly Announced New Products or Services

Clear System currently has no new publicly announced products or services.

Competitive Business Conditions and Strategy; Clear System’s Position in the Industry

Clear System Recycling Group (CSR) intends to establish itself as a competitive company in the waste diversion industry.  CSR’s niche and connections are highly specialized; however, other recycling companies could be viewed as competition offering similar services and functions.

Our strategic approach is to leverage the existing connections of our CEO, Dr. Brian Pollard, and our Secretary, Dr. Cheryl Nesler to introduce our services to key hospital administrators.  The first phase of our sales plan will be to enroll two charter hospitals into our program and achieve a reasonable level of implementation.  The second phase of our sales plan will be to grow on our initial success, and expand our waste diversion program to other target hospitals.  CSR’s recycling interactive website (RIW) will be completed prior to phase one, and act as a sales support tool; a smart phone and iPad recycling application will also be developed and used to support our sales process.

Talent Sources and Names of Principal Suppliers

CSR will attract recycling and environmental personnel through its medical connections, as well as through attending waste diversion conferences and advertising in leading industry (environmental and medical) publications.  CSR will also utilize leading recruitment agencies that specialize in environmental jobs.   These individuals would be independent contractors and not employees of the Company.

Dependence on one or a few major customers

Clear System’s business plan targets mid to large size hospitals that wish to improve their waste diversion practices.  It will be solely dependent on this demographic.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent, trademark, or product license.  We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

The International Standards Organization (ISO) is the premier, internationally recognized benchmark for environmental recycling performance.  Specifically, CSR functions would fall under the ISO 14001:2004 Standard which lays out guidelines and procedures for organizations large and small, including hospitals, to identify and control the environmental impact of their activities, products, or services, and to improve their environmental performance.  Internationally, each country adapts ISO standards, and may modify them where appropriate for unique domestic needs.  All activities of CSR would be carried out within the performance standards established by the ISO, and as specifically adapted within Canada and the United States.  Environmental stewardship is a core principle of CSR that is naturally aligned with the ISO goals and standards.

There are also regulatory considerations regarding the creation and marketing of our CSR website.  The Internet is increasingly popular.  As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet.  These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security.  Furthermore, the growth of electronic marketing may prompt calls for more stringent consumer protection laws.  Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies.  The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties.  We will not provide personal information regarding our users to third parties.  However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters.  The vast majority of such laws were adopted prior to the advent of the Internet.  As a result, they do not contemplate or address the unique issues of the Internet and related technologies.  Changes in laws intended to address such issues could create uncertainty in the Internet market place.  Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because our services will result in the distribution of advertisements over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country.  We are qualified to do business only in Nevada.  Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties.  It could also hamper our ability to enforce contracts in such jurisdictions.

The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse effect on our business, results of operations and financial condition.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

Compliance with Environmental Laws

CSR will make every endeavor to adhere and adapt to locally established environmental laws and regulations as it implements it waste diversion programs.

Number of Employees

CSR has no employees.  The officers and directors are donating their time to the development of the company, and intend to do whatever work is necessary in order to bring us to the point of earning revenues.  We have no other employees, and do not foresee hiring any additional employees in the near future.

Reports to Security Holders

Once this Offering is declared effective, CSR will voluntarily make available an annual report including audited financials on Form 10-K to security holders.  We will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other electronic information regarding Clear System and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

Clear System’s principal place of business and corporate offices are located at 4915 Portalis Way, Anacortes, WA, 98221, the telephone number is (360) 982-2444.  The office is the principle residence of an associate of Secretary, Cheryl Nesler, and the Company does not pay rent.  We do not have any formal rental agreement and therefore, this arrangement can be broken by either party at any time, without any prescribed amount of notice.  We have access to an office space of approximately 150 sq ft. that includes computer equipment, fax machine and internet access.  We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

CSR does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the FINRA (Financial Industry Regulatory Authority) operated Over-the-Counter Bulletin Board.  However, we can provide Investors with no assurance that our common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Of the 2,280,000 shares of common stock outstanding as of April 30, 2011, 1,000,000 shares were owned by each Dr. Pollard and Dr. Nesler, and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have thirteen (13) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

2,000,000 of the 2,280,000 presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period, provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Our officers and directors own 2,000,000 restricted shares, or 87.7% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

Rule 144 is not available for either a reporting or non-reporting shell company unless the company: (1) has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  As such, all restricted securities presently held by the founders and existing shareholders of our Company may not be resold in reliance on Rule 144 until (1) we file Form 10 information with the SEC when we cease to be a “shell company”’ (2) we have filed all reports as required by Section 13 or 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

From
Inception
(January 24,
2011) to
March 31,
2011

Total expenses	$ 3,823

Operating revenue	-
Net loss from continuing operations	(3,823)
Cash raised by financing activities	19,000
Cash used in operating activities	(6,056)
Cash and cash equivalents on hand	12,944
Net loss per common share: Basic and Diluted	0.00
Weighted average number of common shares outstanding:
Basic and diluted	2,071,875
Cash dividends declared per common share	-
Property and equipment, net	-
Long-term debt	-
Stockholders’ equity	15,177

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Clear System Recycling, Inc.

Results of Operations

We have generated no revenues since inception and have incurred $3,823 in expenses through March 31, 2011.

The following table provides selected financial data about our company for the period ended March 31, 2011.

                 Balance Sheet Data:

3/31/11

                 Cash

$  12,944

                 Total assets

$  15,177

                 Total liabilities

$           -

                 Stockholders' equity

$  15,177

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word “believe,” “anticipate,” “expect” and words of similar import.  These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected.  The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements.  Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus.  Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.  The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses.  This is because we have not generated any revenues and no sales are yet possible.  There is no assurance we will ever reach this point. Accordingly, we must raise sufficient capital from sources.  Our only other source for cash at this time is investments by others.  We must raise cash to stay in business.  In response to these problems, management intends to raise additional funds through public or private placement offerings.  At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

CSR is a development stage company that has no active operations, no revenue, no financial backing and limited assets.  Our plan is to develop a hospital-based business offering waste divergence programs and strategies to help hospitals better recycle.  The Company will play an educational role bringing hospital administrators, staff, and recycling professionals together to formulate workable conservation solutions.  Professional fees and retainers will be charged for our services, and incentives attached to performance.  A specific referral program is planned, whereby whenever a partner hospital successfully refers our services to another, financial as well as value-added incentives will be returned to the partner hospital.

We will start operations by contracting out the development of the website.  During the first year of operations, the 12 month period from the date of this report, CSR will concentrate on finding the required investment capital, apply to get its common stock listed on a national exchange, develop its website, prospect for clients, and market our services.

Following completion of our Offering, we will immediately begin construction of our RIW (recycling interactive website) on-line platform that will be the central base for our educational and interactive programs.   The website’s content and function will be geared toward making the process of recycling easy, engaging, informative, and interactive. Partner hospitals will have their own unique secure log-in that will give them access to timely information on the status of their own recycling initiatives. Progress will be constantly checked and analyzed for improvement. Our RIW platform will also be well optimized for Google organic search results and will have a call to action on the home page that should serve to attract inquiries and possible sales leads.

The process of optimizing our RIW website will be as follows: the content will be developed so as to maximize our own organic search results.  The site will comprise of a minimum of 5,000 words, and be constructed on a content-managed platform.  The objective will be to enhance our own Company’s profile to ‘expert’ (recycling) status.  This status as a search engine optimized expert in our field will elevate our own rankings and make it easy for prospective hospital customers to find us.  A budget will also be set aside for a targeted Google Adwords and banner advertising campaign.  A direct mail piece will also be produced highlighting our recycling programs and targeted to hospitals fitting our demographic.   Another central promotion at start-up will be a free energy and conservation audit.  Our professionals will spend time on the ground in each hospital, evaluating their current levels of recycling.  The time spent will be absorbed by our marketing budget; however, it should increase the odds of the hospital retaining our services.

We anticipate that development of our RIW website will take approximately three months and then, in the next three months, we will begin our hospital outreach marketing to source prospective hospitals through one-on-one interaction.  We will also explore taking out ads in key trade magazines or other industry related websites.  We will focus our marketing on the West Coast, targeting clients in Washington, Oregon, California, Nevada, and Ontario, Canada.  We will not purchase a computer server or begin development of the website until after the close of our Offering.

During months seven and eight we will begin our hospital outreach marketing and start running our ad campaigns.  Concurrently, during months seven and eight we will also begin our recruitment of required ‘green collar’ professionals.  During the next two months we will solicit client hospitals and introduce our conservation programs.  We expect to generate revenues from advertising and marketing initiatives in the last two months of the first year following commencement of our Offering.

Upon raising sufficient funds, we will purchase one computer server and contract out the development of the website.

In the event that we are unable to raise sufficient funds from our Offering, we will endeavor to proceed with our plan of operations by locating alternative sources of financing.  Although there are no written agreements in place, one form of alternative financing that may be available to us is self-financing through contributions from the officers and directors.  While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and CSR.

During the first year of operations, our officers and directors will also provide their labor at no charge.  We do not anticipate hiring any staff during the first 12 months of operation, and will rely on the services of outside contractors for the key first step, which will be the creation of our Web presence.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs would be a minimum of $15,000 in the next year and will be higher in the following years if our business volume and activity increases. Increased business activity could greatly increase our professional fees for reporting requirements and this could have a significant impact on future operating costs.  The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to cover the completion of our offering.

If we do not raise sufficient funds to proceed with the implementation of our business plan, we may have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders).  Equity financing could result in additional dilution to then existing shareholders.

If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Description of Expenditures

The following chart details our budget for expenditures for the twelve month period.  It is based on the assumption that we will raise the entire $100,000 or 100% of the funds that we seek from our Offering.

Expenditure Item
Hospital Outreach Marketing	25,000
Web Development	15,000
General Advertising & Promotion	10,000
Talent Recruitment	25,000
Professional Fees	15,000
Office and Miscellaneous Expenses	10,000
Total	$100,000

The above expenditures are defined as follows:

Hospital Outreach Marketing: This item refers to a specific one-on-one marketing program that will target hospital administrators and introduce them to Clear System Recycling programs.

Website Development: This item refers to the fees that will be paid to the software/web developer to develop the website and all the functionality necessary to market our services.

General Advertising and Promotion: This item refers to the cost of advertising our services to the general medical community using trade magazines, and purchasing online ads that are targeted to mid and large sized hospitals that wish to improve their recycling practices

Talent Recruitment: This item refers to the projected costs of attracting like-minded recycling professionals (green collar) that will join our team and help us implement our hospital conservation programs.  These individuals would be independent contractors and not employees of the Company.

Professional Fees: This item refers to all legal services and accounting fees that will be incurred by the Company.  This does not include any fees to be paid in connection to this Offering.

Office and Miscellaneous Expenses: These are the costs of operating our offices including telephone services, mail, stationary, accounting, acquisition of office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

There is no assurance that we will be able to raise the entire $100,000 with this Offering.  The following chart details how we will use the proceeds if we raise only 50% or 25% of this Offering:

Expenditure Item	50%	25%
Hospital Outreach Marketing	15,000	3,000
Web Development	10,000	4,500
General Advertising & Promotion	1,750	-
Talent Recruitment	5,750	-
Professional Fees	15,000	15,000
Office and Miscellaneous Expenses	2,500	2,500
Total	$50,000	$25,000

If only 50% of this Offering is sold, CSR estimates that this would provide sufficient capital to commence with operation and development of the business plan, but would spend only $16,750 on its total advertising and marketing.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50% we will have difficulty implementing our business plan.  Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business.  If less than 50% is raised, we would not be able to recruit the talent we need and we would probably be unable to fully development our web presence as needed.  If 25% of the Offering is raised, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to be paid to maintain reporting status during the next 12 months.  We will also pay office and miscellaneous expenses, and then only $3,000 will be available for marketing and $4,500 for website development.  This scenario would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and have not generated revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the completion of our Offering.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Clear System.  During the first year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months.  There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering.  We cannot guarantee that we will be able to sell all the shares.  If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our directors have agreed to advance funds as needed until the public offering is completed or failed.  While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $10,000 through the sale of common stock to Brian Pollard, who purchased 1,000,000 shares of common stock at $0.005 on January 27, 2011, and Cheryl Nesler, who purchased 1,000,000 shares of common stock at $0.005 on January 27, 2011.  In March and April 2011, we received $14,000 from 11 unrelated shareholders who purchased 280,000 shares of our common stock at $0.05 per share.  From inception until the date of this filing, we have had limited operating activities.  Our financial statements from inception (January 24, 2011) through the period ended March 31, 2011, reported no revenues and a net loss of $3,823.

Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering.  Currently we do not have sufficient capital to fund our business development.  Per the Use of Proceeds section, we are attempting to raise $100,000 from this Offering.  However, if we raise $50,000, we feel this is sufficient to develop the business for the next 12 months.  If we are only able to raise $25,000 from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees and minimal business development.  We feel we need to raise at least $18,000 to cover professional fees, office and miscellaneous expenses for the 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Application of Critical Accounting Policies

Our financial statements have been prepared on a going concern basis.  We have accumulated a deficit of $3,823 from inception (January 24, 2011) to March 31, 2011.  Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time.  We have historically satisfied our working capital needs primarily by sales of securities and at March 31, 2011, we had working capital of $15,177. These financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The

Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $12,944 in cash and cash equivalents at March 31, 2011.

Start-Up Costs

In accordance with FASC 720-15-20, “Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Net Income or (Loss) Per Share of Common Stock

The Company has adopted FASC Topic No. 260, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share, for the period of inception (January 24, 2011) to March 31, 2011:

Net loss applicable to Common Shares	$(3,823)

Weighted average common shares
outstanding (Basic)	2,071,875
Options	-
Warrants	-
Weighted average common shares
outstanding (Diluted)	2,071,875

Net loss per share (Basic and Diluted)	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with FASC Topic No. 605, “Revenue Recognition.”  No revenue has been recognized since inception.  However, the Company will  recognize revenueonly when all of the following criteria have been met:

i)

Persuasive evidence for an agreement exists;

ii)

Service has been provided;

iii)

The fee is fixed or determinable; and

iv)

Revenue is reasonably assured.

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures which amends ASC Topic 820, adding new requirements for disclosures for Level 1 and 2, separate disclosures of purchases, sales, issuance, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures. ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010 (the Company’s fiscal year 2011); early adoption is permitted. The Company does not expect the adoption of this amendment to have a material impact on its financial statements.

In February 2010, FASB issued new standards in ASC 855, Subsequent Event. This amendment removes the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of GAAP. All of the amendments are effective upon issuance of the final update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010. The Company does not expect the adoption of this amendment to have a material impact on its financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Dr. Brian Pollard	42	President, Chief Executive Officer (CEO),
4915 Portalis Way		Chief Financial Officer (CFO), Treasurer, and Director
Anacortes, WA 98221

Dr. Cheryl Nesler	59	Secretary and Director
4915 Portalis Way
Anacortes, WA 98221

Dr. Brian Pollard has held the positions of president, CEO, CFO, treasurer, and Director since January 27, 2011 and Dr. Cheryl Nesler has held the position of secretary and director since January 27, 2011.  The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders.  The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Dr. Brian Pollard, the President and Director of the Company, currently devotes up to 10 hours per week to Company matters.  Dr. Cheryl Nesler, our Secretary and Director, currently devotes up to 20 hours per week to Company matters.  After receiving funding per our business plan, Dr. Pollard will continue to devote up 25% of his time (10 hours per week) to manage the affairs of the Company.  Dr. Nesler will continue to devote up to 50% (20 hours per week) of her time to manage the affairs of the Company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officers and Directors

As of the date of this Prospectus, the Company believes that each director has experience, qualifications, attributes or skills that led us to believe that each individual should serve as director.

Dr. Brian A. Pollard, BSc, MD, MEd, FRCPC

Dr. Brian Pollard is an anesthesiologist, educator, author, and an associate professor.  In each of these roles, and as CEO of CSR, his focus is on how the individual may transform their experience to promote learning and grow positive future initiatives.  Since 2001 to present, Brian has been self-employed with medical privileges at St. Michael’s Hospital (SMH) in Toronto, Ontario and an associate professor at the University of Toronto.

Brian is responsible for monitoring the Company’s finances, budgets, payroll, and overall corporate direction and growth.  With almost two decades of experience in the health care sector, his first-hand experience of the challenges and opportunities to reduce, reuse, and recycle resources in the hospital setting serves as the foundation of the CSR vision.

Dr. Cheryl Nesler, MD

Dr. Nesler graduated from MacMurray College in 1973 after obtaining a B.A. in Biology and Psychology.  In 1977, she graduated from Washington University School of Medicine in St. Louis, MO. She then served her internship and residency at the Hospital of the University of Pennsylvania (HUP) in Philadelphia in Obstetrics and Gynecology, completing it in 1981. She continued in the same program in Obstetrics and Gynecology at HUP for an additional two years, completing her fellowship in Maternal Fetal Medicine in June, 1983.

Dr. Nesler then moved to Portland, OR where she began her private practice of Maternal Fetal Medicine, became Chief of Obstetrics and Gynecology at Emanuel Hospital and was an Assistant Professor of Obstetrics and Gynecology at the Oregon Health Sciences University.  She practiced Maternal Fetal Medicine for the next sixteen years. As part of her practice, she was consulted by physicians throughout Oregon and Southwest Washington and made many contacts. She retired in 1999 and moved to Hawaii in 2000.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our Company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment is subsequently reversed, suspended or vacated; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

During the period from inception (January 24, 2011) to the period ended March 31, 2011, no compensation has been accrued by or paid to

(i)

any individual serving as Clear System’s principal executive officer (“PEO”)or acting in a similar capacity during the period, regardless of compensation level;

(ii)

Clear System’s two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and

(iii)

up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Clear System at the end of the period.

Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations.

We have not paid any salaries in 2011, and we do not anticipate paying any salaries at any time in 2011.  We will not begin paying salaries until we have adequate funds to do so.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf.  In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it is profitable to do so.

Compensation of Directors

None of our directors receive any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended March 31, 2011, there were no other arrangements between us and our directors that resulted in our making payments to any of our directors for any services provided to us by them as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	Brian Pollard 4915 Portalis Way, Anacortes, WA, 98221	1,000,000	43.9%

Common	Cheryl Nesler 4915 Portalis Way, Anacortes, WA, 98221	1,000,000	43.9%

Common	Directors and Officers as a Group (2 individuals)	2,000,000	87.7%

(1)

The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

(2)

Each shareholder owns his or her shares directly.

(3)

Based on 2,280,000 shares issued and outstanding as of April 30, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On January 27, 2011, 1,000,000 shares of Clear System’s common stock were issued to Brian Pollard, an officer and director of the Company, at the price of $0.005 per share (a total of $5,000).  Also on January 27, 2010, 1,000,000 shares of Clear System’s common stock were issued to Cheryl Nesler, an officer and director of the Company, at the price of $0.005 per share (a total of $5,000.00).

Shareholder loan

From inception of the company (January 24, 2011) until the audit date of March 31, 2011, Cheryl Nesler advanced $1,031 for operating expenses.  This amount was repaid in March 2011, and no interest was paid.  We currently do not owe any money to our officers, directors and/or shareholders.

Dr. Pollard and Dr. Nesler are founders and therefore may be considered promoters, as that term is defined in Rule 405 of Regulation C.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of their position, if they acted in good faith and in a manner they reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify them against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•

Audited Financial Statements for the period from Inception (January 24, 2011) to the period ended March 31, 2011

CLEAR SYSTEM RECYCLING, INC.

(A Development Stage Company)

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS

AND

FINANCIAL STATEMENTS

From Inception on January 24, 2011 through March 31, 2011

1

CLEAR SYSTEM RECYCLING, INC.

Table of Contents

Page

Audit Report of Independent Accountants

F-3

Balance Sheet – March 31, 2011

F-4

Statements of Operations from inception

on January 24, 2011 through March 31, 2011

F-5

Statements of Stockholder’s Equity (Deficit) from inception on January 24, 2011 through March 31, 2011

F-6

Statements of Cash Flows from inception

on January 24, 2011 through March 31, 2011

F-7

Notes to Financial Statements

F-8

_______________________________________

2

SADLER, GIBB & ASSOCIATES, L.L.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Clear System Recycling, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Clear System Recycling, Inc. (A Development Stage Company) as of March 31, 2011, and the related statement of operations, stockholders’ equity (deficit) and cash flows from inception on January 24, 2011 through March 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion of the financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Clear System Recycling, Inc. (A Development Stage Company) as of March 31, 2011, and the related statement of operations, stockholders’ equity (deficit) and cash flows from inception on January 24, 2011 through March 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statement, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 5. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates

Salt Lake City, UT

May 5, 2011

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CLEAR SYSTEM RECYCLING, INC. (A Development Stage Company) Balance Sheet March 31, 2011

ASSETS
Current Assets
Cash	$12,944
Prepaid legal fees	2,233
Total Current Assets	15,177

TOTAL ASSETS	$15,177

LIABILITIES AND STOCKHOLDERS’ EQUTIY

LIABILITIES
Current Liabilities
Accounts payable & accrued liabilities	$-

TOTAL LIABILITIES	-

STOCKHOLDERS’ EQUITY (note 3)
Preferred stock, par value $0.001, 15,000,000 shares
authorized, none issued and outstanding	-
Common Stock, par value $0.001, 100,000,000 shares
authorized, 2,180,000 shares issued and outstanding	2,180
Additional paid-in capital	16,820
Deficit accumulated during the development stage	(3,823)
Total Stockholders’ Equity	15,177

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,177

The accompanying notes are an integral part of these financial statements

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CLEAR SYSTEM RECYCLING, INC. (A Development Stage Company) Statement of Operations From Inception on January 24, 2011 through March 31, 2011

REVENUES:	$-

OPERATING EXPENSES:
General and administrative	730
Professional fees	3,093
Total Operating Expenses	3,823

OTHER INCOME AND EXPENSE	-

NET LOSS APPLICABLE TO COMMON SHARES	$(3,823)

Basic and Diluted Loss per Common Share	$0.00

Weighted Average Number of Common Shares Outstanding	2,071,875

The accompanying notes are an integral part of these financial statements.

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CLEAR SYSTEM RECYCLING, INC. (A Development Stage Company) Statement of Changes in Stockholders’ Equity From Inception on January 24, 2011 through March 31, 2011

	Common Shares		Additional Paid-In	Deficit Accumulated During the Exploration	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance- January 24, 2011 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash at $0.005 per share	2,000,000	2,000	8,000	-	10,000

Common shares issued for cash at $0.05 per share	180,000	180	8,820	-	9,000

Loss for the period	-	-	-	(3,823)	(3,823)

Balance – March 31, 2011	2,180,000	$2,180	$16,820	$(3,823)	$15,177

The accompanying notes are an integral part of these financial statements.

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CLEAR SYSTEM RECYCLING, INC. (A Development Stage Company) Statement of Cash Flows From Inception on January 24, 2011 through March 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,823)
(Increase) in prepaid legal fees	(2,233)
Net cash used in operating activities	(6,056)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock for cash	19,000
Net cash provided by financing activities	19,000

Net increase in cash and cash equivalents	12,944

Cash and cash equivalents - beginning of period	-

Cash and cash equivalents - end of period	$12,944

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financials.

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CLEAR SYSTEM RECYCLING, INC.

(A Development Stage Company)

Notes to Financial Statements

From Inception on January 24, 2011 through March 31, 2011

NOTE 1 -

ORGANIZATION AND DESCRIPTION OF BUSINESS

Clear System Recycling, Inc. (the “Company”) was incorporated on January 24, 2011 in the State of Nevada, U.S.A.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is March 31

The Company is a developmental stage company and plans to operate as a hospital-based business offering waste divergence programs and strategies to help hospitals better recycle.   The Company will play an educational role bringing hospital administrators, staff, and recycling professionals together to formulate workable conservation solutions. Professional fees and retainers will be charged for our services, and incentives attached to performance.  To March 31, 2011, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $12,944 in cash and cash equivalents at March 31, 2011.

Start-Up Costs

In accordance with FASC 720-15-20, “Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Net Income or (Loss) Per Share of Common Stock

The Company has adopted FASC Topic No. 260, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

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CLEAR SYSTEM RECYCLING, INC.

(A Development Stage Company)

Notes to Financial Statements

From Inception on January 24, 2011 through March 31, 2011

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following table sets forth the computation of basic and diluted earnings per share, from January 24, 2011(Inception) to March 31, 2011:

Net loss applicable to Common Shares	$(3,823)

Weighted average common shares
outstanding (Basic)	2,071,875
Weighted average common shares
outstanding (Diluted)	2,071,875

Net loss per share (Basic and Diluted)	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with FASC Topic No. 605, “Revenue Recognition.”  No revenue has been recognized since inception.  However, the Company will recognize revenue only when all of the following criteria have been met:

i)

Persuasive evidence for an agreement exists;

ii)

Service has been provided;

iii)

The fee is fixed or determinable; and

iv)

Revenue is reasonably assured.

Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures which amends ASC Topic 820, adding new requirements for disclosures for Level 1 and 2, separate disclosures of purchases, sales, issuance, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures. ASU 2010-06 is effective for interim and annual periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010 (the Company’s fiscal year 2011); early adoption is permitted. The Company does not expect the adoption of this amendment to have a material impact on its financial statements.

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CLEAR SYSTEM RECYCLING, INC.

(A Development Stage Company)

Notes to Financial Statements

From Inception on January 24, 2011 through March 31, 2011

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In February 2010, FASB issued new standards in ASC 855, Subsequent Event. This amendment removes the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of GAAP. All of the amendments are effective upon issuance of the final update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010. The Company does not expect the adoption of this amendment to have a material impact on its financial statements.

NOTE 3 -   CAPITAL STOCK

Authorized Stock

The Company has authorized 100,000,000 common shares and 15,000,000 preferred shares, both with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Share Issuance

Since inception (January 24, 2011) to March 31, 2011, the Company has issued 2,000,000 common shares at $0.005 per share for $10,000 in cash, and 180,000 common shares at $0.05 per share for $9,000 in cash, for total cash proceeds of $19,000, being $2,180 for par value shares and $16,820 for capital in excess of par value.  There were 2,180,000 common shares issued and outstanding at March 31, 2011.  Of these shares, 2,000,000 were issued to two directors and officers of the Company.

There are no preferred shares outstanding.  The Company has issued no authorized preferred shares.  The Company has no stock option plan, warrants or other dilutive securities.

NOTE 4 -

PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

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CLEAR SYSTEM RECYCLING, INC.

(A Development Stage Company)

Notes to Financial Statements

From Inception on January 24, 2011 through March 31, 2011

NOTE 4 -

PROVISION FOR INCOME TAXES (continued)

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to the net loss before provision for income taxes for the following reasons:

March 31, 2011
Income tax expense at statutory rate	$ (1,491)
Valuation allowance	1,491)
Income tax expense per books	$ -)

Net deferred tax assets consist of the following components as of:

March 31, 2011
NOL Carryover	$ 1,491
Valuation allowance	(1,491)
Net deferred tax asset	$ -)

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $1,491 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

NOTE 5 -

GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As at March 31, 2011, the Company has a loss from operations of $3,823, an accumulated deficit of $3,823 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending March 31, 2012.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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CLEAR SYSTEM RECYCLING, INC.

(A Development Stage Company)

Notes to Financial Statements

From Inception on January 24, 2011 through March 31, 2011

NOTE 6 -

SUBSEQUENT EVENTS

On April 20, 2011, the Company issued 100,000 common shares at $0.05 per share, resulting in total cash proceeds of $5,000, being $100 for par value shares and $4,900 for capital in excess of par value to unaffiliated investors.

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined there are no additional items to disclose.

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